Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in the 2005 Annual Report to Shareholders of Altria Group, Inc., which is incorporated by reference in Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated February 7, 2006 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our reports dated June 21, 2006 relating to the financial statements, which appear in the Annual Reports of Kraft Foods Global, Inc. TIP Plan and Kraft Foods Global, Inc. Thrift Plan on Form 11-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York

December 20, 2006